                                                                     Exhibit 4.1


                  THIS PREFERRED SECURITY DATED MARCH 3, 1999 IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE DECLARATION HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE OF DTC. THIS PREFERRED SECURITY IS EXCHANGEABLE FOR PREFERRED SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION AND NO TRANSFER OF THIS PREFERRED SECURITY (OTHER THAN A TRANSFER OF THIS PREFERRED SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

                  UNLESS THIS PREFERRED SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY PREFERRED SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC OR ANY SUCCESSOR DEPOSITARY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC OR ANY SUCCESSOR DEPOSITARY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Preferred Securities            5,400,000
                           ------------------

Number                          1
                           -----------

CUSIP NO.                       46623N208
                           -------------------
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                   Certificate Evidencing Preferred Securities

                                       of

                      J. P. Morgan Index Funding Company I

                          Series C Preferred Securities


                  J.P. Morgan Index Funding Company I, a statutory business
trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of 5,400,000 preferred securities of the Trust representing undivided beneficial interests in certain assets of the Trust designated the Preferred Securities, Series C (the "Preferred Securities"). The transfer of Preferred Securities is registrable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for registration of transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Declaration of Trust of the Trust dated as of March 26, 1998, as the same may be amended from time to time or supplemented by a Declaration Supplement (the "Declaration"), including the designation of the terms of Preferred Securities as set forth in a Declaration Supplement. The Preferred Securities and the related Common Securities issued by the Trust pursuant to the Declaration represent undivided beneficial interests in certain assets of the Trust, specifically (a) the Note associated with the Preferred Securities and the related Common Securities (the "Note") issued by Morgan Guaranty Trust Company of New York ("Morgan Guaranty"), a trust company with full banking powers organized under the laws of the State of New York and a wholly owned subsidiary of J.P. Morgan & Co. Incorporated, a Delaware corporation ("JPM"), to the Property Trustee for the benefit of the Holders of the Preferred Securities and the related Common Securities and (b) the proceeds of the Note. The Holder is entitled to the benefits of the Guarantee Agreement of JPM dated as of March 3, 1999 (the "Guarantee"), to the extent provided therein and is entitled to direct the Property Trustee (as defined in the Declaration) to enforce its rights under the Note to the extent provided therein. The Trust will furnish a copy of the Declaration, the Guarantee and the Note Guarantee (as defined below) to the Holder without charge, upon written
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                                                                               2


request to the Trust, at its principal place of business or registered office.

                  The Holder of this Certificate, by accepting this Certificate, is deemed to have agreed to the terms of (i) the Note related to the Preferred Securities and (ii) the Guarantee and the Note Guarantee Agreement dated as of March 3, 1999, executed and delivered by JPM for the benefit of the Property Trustee for the benefit of the Holders of the Preferred Securities and the related Common Securities (the "Note Guarantee"), including that each of the Guarantee and the Note Guarantee is subordinate and junior in right of payment to all other indebtedness, liabilities and obligations of JPM and pari passu with the most senior preferred or preference stock of any series now or hereafter issued by JPM and pari passu with any guarantee now or hereafter entered into by JPM in respect of any preferred or preference stock or interest of any affiliate of JPM, as and to the extent provided in the Guarantee or the Note Guarantee, as applicable.

                  Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

                  IN WITNESS WHEREOF, the Trustees of the Trust have executed this certificate as of the day and year first above written.


                                           J.P. MORGAN INDEX FUNDING
                                           COMPANY I,

                                              by
                                                  /s/ Susan McCullin
                                                 ----------------------------
                                                  Name: Susan McCullin
                                                  Title: Regular Trustee

                                              by
                                                  /s/ H. Christian Raymond
                                                 ----------------------------
                                                  Name: H. Christian Raymond
                                                  Title: Regular Trustee
Countersigned and
Registered:

U.S. Bank Trust National
Association, as
Transfer Agent and
Registrar


By: /s/ Catherine F. Donohue
    ---------------------------
       Authorized Officer
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                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(Insert assignee's social security or tax identification number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(Insert address and zip code of assignee)

and irrevocably appoints

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

agent to transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.


Date: __________________________________

Signature: _____________________________

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.